===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Symplex Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     OF SYMPLEX COMMUNICATIONS CORPORATION
                          TO BE HELD DECEMBER 2, 1998

To the Stockholders of Symplex Communications Corporation:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Symplex Communications Corporation, a Delaware corporation (the "Company"), will be held on December 2, 1998 at 10:00 a.m., at the Ann Arbor Crowne Plaza, 610 Hilton Boulevard, Ann Arbor, Michigan for the following purposes:

     1. To vote upon a proposal to amend the Company's Certificate of Incorporation to (i) increase the Company's authorized capital from 20,000,000 shares to 30,000,000 shares; (ii) as a part of such increase in total authorized capital, increase the number of authorized shares of Common Stock from 20,000,000 to 24,000,000; and (iii) authorize a class of 6,000,000 shares of preferred stock.

     2. To transact any other business as may properly come before the Special Meeting or any adjournment thereof.

The close of business on October 28, 1998, has been fixed as the record date for the determination of holders of Symplex Communications Corporation Common Stock entitled to notice of, and to vote at, the Special Meeting, and only shareholders of record at such time will be so entitled to vote.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

Whether or not you expect to attend the Special Meeting, holders of Symplex Communications Corporation Common Stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

                                         By Order of the Board of Directors



                                         Thomas Radigan
                                         Secretary of the Corporation

Date: November 3, 1998

PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                      SYMPLEX COMMUNICATIONS CORPORATION

                               35 Research Drive
                              Ann Arbor, MI 48103


                                PROXY STATEMENT


                        SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER 2, 1998


                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symplex Communications Corporation, a Delaware corporation ("Symplex" or the "Company"), for use at a Special Meeting of Stockholders of the Company to be held on December 2, 1998 at 10:00 a.m. at the Ann Arbor Crowne Plaza, 610 Hilton Boulevard, Ann Arbor, Michigan and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as stockholders absent from the Special Meeting. The proxies will be tabulated and votes counted by Pacific Corporate Trust Company. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's stockholders on or about November 3, 1998.

     STOCKHOLDERS WHO EXECUTE PROXIES FOR THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THEIR EXERCISE BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE COMPANY, BY DELIVERING A DULY EXECUTED PROXY CARD BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its Directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of Common Stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                           OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to vote at the Special Meeting is October 28, 1998. At the close of business on that day, there were 7,839,653 shares of $0.01 par value common stock (the "Common Stock") of the Company outstanding and entitled to vote at the meeting.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Special Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Abstentions, if any, will be treated as shares present at the meeting and, as such, will have the effect of a "no" vote on any proposal. Broker non-votes, if any, will be treated as shares not present at the meeting and will not be included in vote totals.

                       ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (A) FOR the proposal to amend the Company's Certificate of Incorporation to (i) increase the Company's authorized capital from 20,000,000 shares to 30,000,000 shares; (ii) as a part of such increase in total authorized capital, increase the number of authorized shares of Common Stock from 20,000,000 to 24,000,000; and (iii) authorize a class of 6,000,000 shares of preferred stock; and (B) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where shareholders appropriately specify how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of October 28, 1998, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, the Company's Chief Executive Officer and each other executive officer whose total compensation for the year ended December 31, 1997 exceeded $100,000, each director of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws.


                                                       NUMBER OF
NAME AND ADDRESS                                     COMMON SHARES         PERCENT OF
OF BENEFICIAL OWNER                                BENEFICIALLY OWNED  OUTSTANDING SHARES
-------------------                                ------------------  -------------------

Opus Capital, LLP/(1)/                                 1,409,999/(2)/                16.6%
      1113 Spruce Street, Ste. 400
      Boulder, CO 80302

Opus Capital Fund, LLC/(3)/                              905,000/(4)/                11.4%
      1113 Spruce Street, Ste. 400
      Boulder, CO 80302

Gary R. Brock                                            571,852/(5)/                 7.2%
      35 Research Drive
      Ann Arbor, MI  48103

Thomas Radigan                                           192,773/(6)/                 2.4%
      35 Research Drive
      Ann Arbor, MI 48103

Thomas R. Mayer                                          158,833/(7)/                 2.0%
      35 Research Drive
      Ann Arbor, MI 48103

Patricia Kalmbach                                         35,000/(8)/          *
      35 Research Drive
      Ann Arbor, MI 48103

All directors and executive officers as a group        1,007,162/(9)/                12.2%
 (5 persons )
-------------------------------------------------

*Less than one percent.

(1) The general partners of Opus Capital, LLP are Dieter Heidrich and Daryl Yurek, 1113 Spruce Street, Boulder, CO 80302.
(2) Includes warrants to purchase 504,999 shares which are currently exercisable or become exercisable within 60 days. Opus Capital, LLP is the manager of Opus Capital Fund, LLC (the "Fund"). Includes 771,667 shares owned by the Fund and warrants held by the Fund to purchase 133,333 shares which are currently exercisable or become exercisable within 60 days.
(3) The manager of Opus Capital Fund, LLC is Opus Capital LLP.
(4) Includes warrants to purchase 133,333 shares which are currently exercisable or become exercisable within 60 days.
(5) Includes options to purchase 78,519 shares which are currently exercisable or become exercisable within 60 days.
(6) Includes options to purchase 78,940 shares which are currently exercisable or become exercisable within 60 days. Includes warrants to purchase 63,000 shares which are currently exercisable or become exercisable within 60 days.
(7) Includes options to purchase 32,000 shares which are currently exercisable or become exercisable within 60 days. Includes warrants to purchase 94,333 shares which are currently exercisable or become exercisable within 60 days.
(8) Includes options to purchase 35,000 shares which are currently exercisable or become exercisable within 60 days.
(9) Includes options and warrants to purchase 430,496 shares which are currently exercisable or become exercisable within 60 days.


                                  PROPOSAL ONE

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
        TO INCREASE AUTHORIZED CAPITAL AND TO AUTHORIZE PREFERRED STOCK

    On October 22, 1998, the Company's Board of Directors approved an amendment to the Company's Certificate of Incorporation (the "Amendment") that would (i)
                                                    ---------
increase the Company's authorized capital from 20,000,000 shares to 30,000,000 shares; (ii) as a part of such increase in total authorized capital, increase the number of authorized shares of Common Stock from 20,000,000 to 24,000,000; and (iii) authorize a class of 6,000,000 shares of preferred stock ("Preferred
                                                                     ---------
Stock").  The Amendment, which would replace existing Article IV of the
-----
Certificate of Incorporation, is included as Exhibit A hereto. To become effective the Amendment must be approved by holders of a majority of the shares of Common Stock. The following description of the Amendment is qualified in its entirety by reference to the Amendment included as Exhibit A hereto.

   The Company's current authorized capital is 20,000,000 shares, all of which is Common Stock. The Amendment would increase the total authorized capital to
30,000,000 shares, and 24,000,000 of such shares will be Common Stock.   The
Certificate of Incorporation does not currently authorize any preferred stock.

   The Amendment authorizes a total of 6,000,000 shares of Preferred Stock, which shares will be without designation. If the Amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's stockholders (unless such action or authorization is required in a specific case by applicable laws or regulations or stock exchange rules), to authorize the issuance of the 6,000,000 shares of undesignated Preferred Stock from time to time in one or more series or classes, and to fix by resolution the designations, preferences, limitations, and relative rights of each such shares.

   The Company may issue the Preferred Stock for any proper corporate purpose. Promptly after the Special Meeting, the Company intends to designate up to 3,000,000 shares of Preferred Stock as Series A Preferred Stock ("Series A Preferred"). The Company has announced its intention to sell 3,000,000 shares of Series A Preferred at an offering price of $1.00 per share in a private placement to institutional investors. The Board of Directors expects the Series A Preferred to be offered with the following rights and preferences:

 . Liquidation Rights: The Series A Preferred will have a liquidation preference per share equal to its purchase price and will rank senior to shares of Common Stock.

 . Conversion Rights of Series A Holders: Holders of Series A Preferred may convert their shares into shares of Common Stock at any time, with each share of Series A Preferred convertible into one (1) share of Common Stock. The election of holders of a majority of the Series A Preferred to convert to Common Stock will cause all shares of Series A Preferred to be converted to Common Stock.

 . Voting Rights: Each holder of Series A Preferred will be entitled to one vote for each share of Common Stock into which such Series A Preferred could be converted on the record date.

 .  The Series A Preferred will have no dividend preference over the Common
   Stock.

   When issued, the Preferred Stock (including the Series A Preferred) may contain anti-dilution provisions that protect the holders of Preferred Stock in the event the Company later issues securities at prices lower than the purchase price of the Preferred Stock. If the Preferred Stock contains anti-dilution protection and the Company sells securities at a price less than that paid for the Preferred Stock, the anti-dilution provisions would have the effect of increasing the number of shares of Common Stock into which the Preferred Stock could be converted. The operation of such provision would increase the ownership and voting power of the holders of Preferred Stock and would result in a corresponding decrease in the ownership and voting power of existing stockholders. The extent of such changes in ownership and voting power , if they are to occur, cannot be estimated until such time as an anti-dilution provision, if any, is triggered by an issuance of securities below the purchase price paid for Preferred Stock. The presence of an anti-dilution provision could make it more difficult for the Company to sell securities at a time when the market price for the Common Stock is less than the purchase price paid for Preferred Stock that contains such anti-dilution protection.

   If the proposed offering is fully subscribed, net proceeds to the Company will be approximately $2,750,000, which the Company proposes to use for the following principal purposes:

      Accelerate Completion of New Product Development       $  400,000
      New Product Rollout and Incremental Inventory             200,000
      Develop Relationships with Manufacturers                   50,000
      Expand and Strengthen Sales and Marketing Worldwide       850,000
      Retire Line of Credit                                     400,000
      Enhance Distributor Relationships                          50,000
      Working Capital                                           800,000
                                                             ----------
                                                              2,750,000


   To the extent the Preferred Stock is eventually issued, the authorization of the Preferred Stock will have some impact upon the rights of the holders of the Company's Common Stock, including: (1) dilution of the voting power of the Common Stock to the extent of the Preferred Stock voting rights; and (2) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of the liquidation preference granted to holders of the Preferred Stock.

   The voting and conversion rights of the Preferred Stock could make future equity financing, a merger, or an acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders.

   The number of shares of authorized Common Stock is being increased to allow for the eventual conversion of the Preferred Stock and so that there are a sufficient number of authorized shares available for issuance in future financings or corporate transactions. Except for the sale of the Series A Preferred discussed above, the Company does not currently have any specific plans for such financings or corporate transactions.

VOTE REQUIRED AND BOARD RECOMMENDATION

   The affirmative vote of holders of a majority of the Common Stock entitled to vote at the meeting is required to approve the proposed amendment. If the amendment is not approved by the shareholders, the Company's Certificate of Incorporation, which does not authorize the issuance of any Preferred Stock, will continue in effect.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
                                            ---

                             FINANCIAL INFORMATION



                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Management's Discussion and Analysis........................................   7

INTERIM FINANCIAL STATEMENTS
Balance Sheet at September 30, 1998 (Unaudited)............................   12
Statements of Operations for the
Nine Months Ended September 30, 1998 (Unaudited) and 1997 (Unaudited)......   13
Statement of Stockholders' Equity for the
 Nine Months Ended September 30, 1998 (Unaudited)..........................   14
Statements of Cash Flows for the
 Nine Months Ended September 30, 1998 (Unaudited) and 1997 (Unaudited).....   15
Notes to Financial Statements (Unaudited)..................................   16
ANNUAL FINANCIAL STATEMENTS
Independent Auditors' Report of Ehrhardt Keefe Steiner & Hottman PC........   23
Independent Auditors' Report of Deloitte & Touche LLP......................   24
Balance Sheets at December 31, 1997 and 1996...............................   25
Statements of Operations for the
 Years Ended December 31, 1997 and 1996....................................   26
Statement of Stockholders' Equity for the
 Years Ended December 31, 1997 and 1996....................................   27
Statements of Cash Flows for the
 Years Ended December 31, 1997 and 1996....................................   28
Notes to Consolidated Financial Statements.................................   29

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with the selected financial data and the financial statements and notes thereto filed herewith.

The statements contained in this proxy statement, if not historical, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties that could cause actual results to differ materially from the financial results described in such forward looking statements. These risks and uncertainties include, among others, the level and rate of growth in the Company's operations, the capital requirements of Symplex and the ability of the Company to achieve earnings per share growth through internal investment, strategic alliances, joint ventures and other methods. The success of the Company's business operations is in part dependent on factors such as the effectiveness of the Company's sales and marketing strategies to reengage with its Datamizer installed base, the appeal of the Company's family of products, the Company's success at entering into and collaborating with others to create effective strategic alliances and joint ventures, general competitive conditions within the telecommunications market and general economic conditions. Further, any forward looking statements speak only as of the date on which such statement was made, and the Company undertakes no obligation to update any forward looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. Therefore, forward looking statements should not be relied upon as a prediction of actual future results.

RESULTS OF OPERATIONS

Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30,
--------------------------------------------------------------------------------
1997
----

Net Sales: Net sales for the nine months ended September 30, 1998 totaled $2,552,000 as compared to $2,928,000for the nine months ended September 30, 1997. The decline of $376,000 or 13% can be attributed to (i) the cash constraints experienced by the Company during the fourth quarter of 1997 and first quarter of 1998, contributing to a significant reduction in sales and marketing activity in these quarters (ii) product returns of $304,000 resulting from a special trade-up program with selected distributors initiated in the first quarter of 1998 and (iii) the disruption associated with changing sales personnel in late 1997. Datamizer product sales, after accounting for returns, increased to $2,243,000 from $1,692,000. DirectRoute product sales, after accounting for returns, decreased to $309,000 from $1,236,000. The Company expects DirectRoute sales to continue to decline until the next generation product is released, which is expected to occur in the first quarter of 1999. The Company's more focused marketing and sales activities are expected to continue to result in revenue growth in the second half of 1998.

Gross margins at September 30, 1998 were $1,276,000 or 50.0% as compared to $1,527,000 or 52.2% at September 30, 1997. Margins were favorably impacted by a higher percentage of healthy margin Datamizer products in the reduced revenue volume for the first nine months of 1998 as compared to the same period of the previous year. However, this favorable impact was more than offset by the recognition of $300,000 reserve for slow moving inventory. Before this inventory reserve, gross margins at September 30, 1998 were 1,576,000 or 61.8%, up 9.6% from the comparable period in 1997.

Research and development costs: Research and development were $447,000 for the first nine months of 1998 as compared to $872,000 for the comparable nine month period in 1997. This $425,000 decline reflected reductions primarily in payroll and related benefit expenses due to cash constraints in the first half of 1998.

Sales and marketing expense: Sales and marketing expenses for the nine months ended September 30, 1998 were $912,000 as compared to $1,825,000 for same period in 1997. This $913,000 decline primarily reflects decreased commissions of $27,000 from declining sales, a decline in advertising and other expenses of $301,000, a decline in payroll and benefits of $465,000 and a decline in international activities of $120,000. Cash constraints were an issue for the Company in the first half of 1998.

General and administrative, engineering and service expenses: General and administrative expenses for the first nine months of 1998 were $862,000 as compared to $1,226,000 in the corresponding period in the prior year. This net $364,000 decrease resulted primarily from decreases in stock option compensation of $145,000, rent of $97,000 and other general expenses of $122,000. Engineering expenses declined $6,000 to $195,000 through September 30, 1998 from $201,000 for the comparable period in 1997. The decline was due mostly to payroll expense reductions mandated by cash constraints. Service expenses declined $70,000 to $171,000 through September 30, 1998 from $241,000 for the comparable period in 1997. This decline was attributable mostly to payroll and related expense reductions.

Net Loss: The Company reported a net loss of $1,443,000 for the nine months ended September 30, 1998 as compared to a net loss of $2,999,000 for the comparable period in 1997. During the first nine months of 1998, the Company experienced revenue declines before consideration of $304,000 in returned products, recorded a one time reserve of $300,000 for slow moving inventories and was favorably impacted by a significant reduction in its overall operating expenses.

If the proposed private placement is completed as planned and certain revenue expectations are met, the Company expects that operating activities and related expenditure levels should return to levels similar to those in 1997.

Fiscal years ended December 31, 1997 and 1996
---------------------------------------------

For the year ended December 31, 1997, Symplex incurred a loss from operations of $3,457,000, and, after other income of $18,000, amortization expense of discount on notes payable of $40,000 and interest expense of $209,000, a net loss of $3,688,000 as compared to the year ended December 31, 1996 loss from operations of $3,504,000, and, after other income of $8,000 and interest expense of $149,000, a net loss of $3,645,000.

Sales: Symplex recorded total sales in the year ended December 31, 1997 of $3,938,000, of which $2,495,000 was generated by Datamizer and $1,443,000 by DirectRoute. The comparable amounts in the year ended December 31, 1996 were $6,081,000, $4,022,000 and $2,059,000. 63% and 61% of total sales in the years ended December 31, 1997 and 1996, respectively, were generated outside the United States with Japanese sales representing approximately $311,000 in the 1997 period and $905,000 in 1996. European product sales were approximately $1,650,000 in the year ended December 31, 1997 and $1,851,000 in comparable period of 1996. Datamizer revenue includes sales of maintenance contracts and service generated.

Gross margins at December 31, 1997 were approximately $2,037,000 or 51.7% compared to approximately $2,953,000 or 48.6% at December 31, 1996. Margins in 1997 were adversely impacted by cost overruns resulting from declining volumes and higher component costs and from competitive price pressure in selected markets. Additionally, in the last three months of 1997, sales volume included a significantly higher percentage of higher-margin Datamizer products. In the fourth quarter of 1997, higher margins were achieved from shipments of Datamizer V, resulting in overall improvement in 1997 annual margins over comparables for 1996. The Company's sales emphasis on data compression products should continue to improve overall margin performance.

Research and development costs: Research and development expenses were approximately $1,086,000 in the year ended December 31, 1997 as compared to $1,322,000 in the year ended December 31, 1996. This reflected a declining investment in both payroll expenses of $146,000, depreciation and other expenses of

$23,000 and in new product development of $90,000, offset by an increase in outside research expenses of $23,000 due to cash constraints.

Sales and marketing expenses: Sales and marketing costs in the year ended December 31, 1997 were approximately $2,250,000, compared to $2,522,000 in 1996, reflecting decreased commissions of $270,000 and payroll and benefits of $88,000, offset by an increase in advertising and other expenses of $26,000 and in international activities of $60,000 resulting from severe cash constraints.

General and administrative, engineering and service expenses: General and administrative expenses for the year ended December 31, 1997 were $1,604,000 as compared to approximately $1,834,000 in the corresponding period in the prior year. This decrease resulted primarily from a reduction in payroll and related expenses of $272,000, depreciation expense of $6,000 and outside services of $35,000, offset by a net increase in general expenses of $83,000, mostly attributable to the $225,000 cost of terminating the Stock Appreciation Rights Plan and amortizing the compensation expense related to an Employee Share Purchase Option Plan which has since been terminated. During 1997 the Company consolidated its space requirements resulting in a reduction of its leased space by 17,000 square feet and a corresponding reduction in its monthly rental expense of approximately $17,000. It is expected that long-term leasing arrangements will be settled in the first half of 1998. Engineering expenses declined to approximately $246,000, and service costs to $308,000 in the year ended December 31, 1997 compared to $394,000 and $385,000, respectively, in 1996. In both instances the decline was due to operating and payroll expense reductions mandated by cash constraints.

Other Income/Expense: Interest expense in the year ended December 31, 1997 increased to approximately $209,000 from approximately $149,000 in the year ended December 31, 1996 due to the full utilization by the end of the third quarter of 1996 of the $1,000,000 bank line of credit and the incremental costs associated with the restructuring of this debt.

Liquidity and Capital Resources
-------------------------------

Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30,
--------------------------------------------------------------------------------
1997
----

From quarter to quarter in 1998 and as compared to the corresponding nine-month period in 1997, Symplex has experienced a significant decline in losses during the first nine months of 1998. The Company financed its nine months of 1998 operating losses principally through the first quarter 1998 initial public offering proceeds of $3,500,000 ($1,295,515 after expenses and repayment of debt) and a second quarter debt financing of $500,000.

Cash utilized in operating activities for the nine months ended September 30, 1998 was $1,495,985 as compared to $2,913,514 in the corresponding period of 1997. Cash generated by financing activities through September 30, 1998 totaled $1,667,008 as compared to $3,098,727 in the corresponding period of 1997. The source of these funds in 1998 was the previously mentioned initial public offering proceeds of $3,500,000 before expenses, debt financing of $500,000, offset by payments of bank borrowings of $61,233 and the reduction in bridge financing of $1,199,984 repaid at the time of the initial public offering.

The Company's cash resources have been adversely impacted by the first quarter 1998 revenue decline but have improved in quarter two and three 1998 as a result of double-digit revenue growth, operating expense reductions and product margin improvements. The accounts receivable turnover at September 30, 1998 was 4.2 times annually or approximately 87 days to collection while inventory turnover was 1.9 times annually or approximately 196 days in inventory. Management anticipates that the receivable and inventory turnover ratios will continue to improve in the fourth quarter of 1998.

At September 30, 1998, Symplex had borrowings of $438,767 against its $500,000 line of credit agreement. In addition, Symplex has outstanding bank debt of $300,000 under a long-term agreement. The term note matures December 31, 1999 and has five remaining quarterly payments of $60,000 each. Both the term agreement and the line of credit require interest payments at the variable rate of 2% above the bank's prime rate. Both agreements are secured by all the assets of the Company and contain restrictive covenants. The Company has from time to time been in default of certain financial tests provided for in the bank agreement and the bank on at least two previous occasions waived these defaults. The Company has re-negotiated the covenants and was in compliance as of September 30, 1998. There can be no assurance that compliance with these covenants will be attainable on an ongoing basis. Any noncompliance gives the bank the right to exercise its remedies under the loan agreements, including but not limited to acceleration of repayment and repossession of collateral.

As of September 30, 1998, the Company's principal sources of liquidity were cash of $179,287 and trade receivables of $1,255,691. The stockholders' equity at September 30, 1998 totaled $320,184 as compared to a stockholders' deficit of $836,961 at December 31, 1997. At September 30, 1998, the Company had a working capital surplus of $586,681 as compared to a working capital deficit of $1,504,285 at December 31, 1997.

The Company has generated operating losses through September 30, 1998 at a consistently declining rate and anticipates that the second-half of 1998 will generate modest net income. In order to meet its operational objectives and performance expectations in 1999, Symplex has entered into an agreement with an investment banker to undertake a U.S. private placement of 3,000,000 newly created preferred shares of the Company at a purchase price of U.S. $1.00 per share. The private placement and the alteration of the Company's current authorized share capital by creating a class of preferred shares is subject to existing shareholders and regulatory approvals. A shareholders meeting for that purpose has been scheduled for early December 1998. The private placement is expected to be completed by December 31, 1998. In the opinion of management, if the offering generates net proceeds of at least $2,750,000, the proceeds from the offering, the existing sources of liquidity and the funds generated from future operations will be sufficient to meet the Company's short-term projected working capital and other cash requirements assuming implementation of the operating objectives and attainment of certain revenue expectations. As the Company will require additional debt or equity financing to satisfy its long-term working capital and other cash requirements, Symplex will continually evaluate the availability and appropriateness of various methods of securing additional financing. There can be no assurances that the Company will seek or successfully obtain additional debt or equity financing including the private placement previously mentioned, or that such financing would not result in substantial dilution to current shareholders. If the Company is unable to raise sufficient additional capital by year-end 1998, its ability to expand operations, accelerate product development and continue to generate revenue growth may be adversely impacted.

Fiscal Years Ended December 31, 1997 and 1996
---------------------------------------------

The Company financed its 1997 operating losses principally through the proceeds of $1,867,635 (before expenses) of a private placement, a second cash infusion of $100,000 from a private investment group and $1,200,000 in bridge loan financing (before expenses) from insiders and unrelated parties. The proceeds of the bridge loan financing were used to finance operating losses generated in the third and fourth quarters of 1997. In addition, liabilities aggregating $991,500 were converted into equity.

In the four years ended December 31, 1997 Symplex incurred losses and financed its operations principally through accumulated retained earnings not distributed to its stockholders, an advance from an outside lender and a bank line of credit.

Cash utilized in operating activities in the year ended December 31, 1997 amounted to $3,300,000 compared to $1,279,000 in 1996.

Cash utilized by investing activities in the year ended December 31, 1997 was $95,000 as compared to $38,000 in 1996. Cash generated by financing activities in the year ended December 31, 1997 amounted to $3,099,000 compared to $1,543,000 in 1996. As discussed in the opening paragraph in this Liquidity and Capital Resources section, 1997 operations were financed by a private placement,
short-term borrowing and a bridge loan financing.   In 1996 the Company's major
borrowings included notes payable to a stockholder and an investor totaling $550,000 and a fully utilized $1,000,000 secured bank line of credit. In 1995, Symplex had no bank debt and was principally funded from accumulated retained earnings previously undistributed to stockholders.

At December 31, 1997 the Company's principal sources of liquidity were cash of $25,000 and trade receivables of $988,000. The deficit in assets at that date amounted to $837,000. As of December 31, 1996, Symplex's principal sources of liquidity represented cash of $320,000 and trade receivables of $529,000. The deficit in assets at that date was $247,000. At December 31, 1997 Symplex had a working capital deficit of $1,504,000.

In 1997, the Company continued to experience significant sales declines and operating losses. The Company expects to seek a significant capital infusion in 1998, likely in the second or third quarter, in order to fund its ongoing operations. There can be no assurance that the Company will successfully obtain additional debt or equity financing, or that such financing would not result in substantial dilution of current shareholders. If the Company is not able to raise sufficient additional capital in 1998, it will not be able to continue in its current form and will be required to undergo significant downsizing or restructuring. Such a downsizing or restructuring could have a material adverse effect on the Company's revenue, operating results and stock price.

IMPACT OF THE YEAR 2000 ISSUE

The Year 2000 issue is the result of certain computer programs being written using two digits rather than four to indicate the applicable year. As a result, computer programs with date-sensitive software may incorrectly recognize a date using "00" as the year 1900 rather than the year 2000. Such an error could result in a system failure or miscalculations resulting in disruptions of operations, including a temporary inability to process normal business transactions.

The Company has recently examined its products and internal administrative systems for year 2000 issues. As a result of that review, the Company has determined that no significant modifications will be required to make their systems year 2000 compliant and does not expect that any modifications required will have a material impact on its business, operations or financial condition. The Company continues to assess the year 2000 compliance of its vendors and contractors, and expects to complete such review by the end of 1998. Of the parties contacted thus far, all have indicated they are year 2000 compliant. There can be no assurance that the systems of other companies that interact with the Company will be sufficiently year 2000 compliant so as to avoid an adverse impact on the Company's operations, financial condition and results of operations.


SYMPLEX COMMUNICATIONS CORPORATION

BALANCE SHEET
---------------------------------------------------------------------------------------------------------------
                                                                                                  September 30,
                                                                                                      1998
ASSETS                                                                                             (UNAUDITED)
                                                                                                  -------------
Currents assets
  Cash and cash equivalents                                                                         $   179,287
  Trade receivables, less allowance for doubtful accounts of $19,740                                  1,255,691
  Inventories (Note 2)                                                                                  693,787
  Prepaid expenses and other current assets                                                              77,475
                                                                                                    -----------
           Total current assets                                                                       2,206,240

Property and equipment
  Machinery and equipment                                                                             1,655,616
  Office equipment                                                                                      639,642
  Leasehold improvements                                                                                 19,590
                                                                                                    -----------
           Total                                                                                      2,314,848
  Less accumulated depreciation                                                                      (2,077,692)
                                                                                                    -----------
           Net property and equipment                                                                   237,156
                                                                                                    -----------
 Deferred offering and financing costs                                                                   10,000
                                                                                                    -----------
Total assets                                                                                        $ 2,453,396
                                                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Trade payables                                                                                    $   498,595
  Accrued expenses                                                                                      343,318
  Unearned maintenance revenue                                                                           12,429
  Notes payable - revolving (Note 3)                                                                    438,767
  Notes payable - current portion (Note 3)                                                              240,000
  Notes payable - subordinated debt (Note 3)                                                                  -
  Notes payable - other (Note 3)                                                                         86,450
                                                                                                    -----------
           Total current liabilities                                                                  1,619,559

Notes payable - less current portion (Note 3)                                                           513,653
                                                                                                    -----------
           Total liabilities                                                                          2,133,212
                                                                                                    -----------


Stockholders' equity
  Common stock, $.01 par value; 20,000,000 shares authorized and 7,839,653
    Shares issued and outstanding (including 318,524 shares held in escrow) at
    September 30, 1998 (Notes 4,8,9,11,12,14 and 15)                                                     78,395
  Additional paid-in capital                                                                          5,711,604
  Unearned compensation expense                                                                            (472)
  Additional paid-in capital - warrants                                                                 131,616
  Notes receivable - recourse                                                                           (31,051)
  Notes receivable - non-recourse                                                                      (112,285)
  Retained earnings (accumulated deficit)                                                            (5,457,623)
                                                                                                    -----------
           Total stockholders' equity                                                                   320,184
                                                                                                    -----------
Total liabilities and stockholders' equity                                                          $ 2,453,396
                                                                                                    ===========

See notes to financial statements.


SYMPLEX COMMUNICATIONS CORPORATION

STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------
                                                                     Nine Months Ended September 30,
                                                                     1998                      1997
                                                                  ===========              ===========
                                                                               (unaudited)
                                                                  ------------------------------------
Net sales and revenue (Note 10)
  Manufactured products                                           $ 2,464,097              $ 2,780,903
  Maintenance contracts and service                                    88,385                  147,368
                                                                  -----------              -----------
           Total net sales and revenues                             2,552,482                2,928,271

Costs and expenses
  Cost of products sold                                             1,276,969                1,400,869
  Selling and marketing                                               911,827                1,824,739
  General and administrative                                          862,113                1,226,140
  Research and development                                            447,291                  872,164
  Engineering                                                         194,903                  200,629
  Service                                                             171,130                  240,581
                                                                  -----------              -----------
           Total costs and expenses                                 3,864,233                5,765,122
                                                                  -----------              -----------

Operating (loss)                                                   (1,311,751)              (2,836,851)

Other (expense) income
  Interest expense                                                   (127,387)                (135,886)
  Amortization of discount on notes payable                           (45,269)                 (40,000)
  Other income                                                         41,043                   13,762
                                                                  -----------              -----------
           Total other income and expenses                           (131,613)                (162,124)
                                                                  -----------              -----------

Net loss                                                          $(1,443,364)             $(2,998,975)
                                                                  ===========              ===========

Loss per basic and diluted common share                           $     (0.20)             $     (0.82)
                                                                  ===========              ===========

Weighted average common shares outstanding                          7,391,223                3,653,312
                                                                  ===========              ===========

See notes to financial statements.


SYMPLEX COMMUNICATIONS CORPORATION

STATEMENT OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         ADDITIONAL
                                                                                          PAID-IN        UNEARNED       ADDITIONAL
                                                               NUMBER        COMMON       CAPITAL      COMPENSATION       PAID-IN
                                                              OF SHARES      STOCK        WARRANTS       EXPENSE          CAPITAL
                                                             ----------     --------     ----------    ------------     -----------
Balance - December 31, 1997                                   4,475,982       44,757         76,000         (25,933)      3,326,600

  Issuance of common stock net of
     $1,038,225 in offering costs -
     initial public offering (Note 14)                        3,500,000       35,000                                      2,426,775
  Employee stock purchase plan (Note 12)                       (206,329)      (2,062)                        25,461        (111,071)
  Underwriter's fee related to initial public offering           70,000          700                                         69,300
  Issuance of detachable warrants (Note 3 and 9)                                             55,616
  Net loss
                                                             ----------     --------     ----------    ------------     -----------
Balance - September 30, 1998                                  7,839,653     $ 78,395     $  131,616            (472)    $ 5,711,604
                                                             ==========     ========     ==========    ============     ===========

                                                                                              RETAINED
                                                               NOTE            NOTE           EARNINGS
                                                            RECEIVABLE      RECEIVABLE      (ACCUMULATED
                                                             RECOURSE      NON-RECOURSE       DEFICIT)           TOTAL
                                                            -----------    ------------     ------------      -----------
Balance - December 31, 1997                                    (55,818)        (188,308)      (4,014,259)        (836,961)

  Issuance of common stock net of
     $1,038,225 in offering costs -
     initial public offering (Note 14)                                                                          2,461,775
  Employee stock purchase plan (Note 12)                        24,767           76,023                            13,118
  Underwriter's fee related to initial public offering                                                             70,000
  Issuance of detachable warrants (Note 3 and 9)                                                                   55,616
  Net loss                                                                                    (1,443,364)      (1,443,364)
                                                            -----------    ------------     ------------      -----------
Balance - September 30, 1998                                $  (31,051)    $   (112,285)    $ (5,457,623)     $   320,184
                                                            ===========    ============     ============      ===========

See notes to financial statements.


SYMPLEX COMMUNICATIONS CORPORATION

STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                   Nine Months Ended September 30,
                                                                                       1998              1997
                                                                                    -----------      -----------
                                                                                             (UNAUDITED)
                                                                                    ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                          $(1,443,364)     $(2,998,975)
  Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
    Allowance for inventory obsolescence                                                300,000                -
    Depreciation                                                                        114,474          128,677
    Amortization of discount on notes payable                                            45,269           40,000
    Compensation for termination of SAR plan                                                  -           47,779
    Compensation recognized for stock options                                            13,118          110,099
    Changes in assets and liabilities that provided (used) cash:
      Trade receivables                                                                (267,558)         (31,423)
      Inventories                                                                       (14,555)          98,076
      Prepaid expenses and other current assets                                         (37,432)          (7,015)
      Deferred offering and financing costs                                             561,984         (370,836)
      Trade payables                                                                   (794,854)          88,282
      Accrued expenses                                                                   14,504          (18,178)
      Unearned maintenance revenue                                                       12,429                -
                                                                                    -----------      -----------
           Total adjustments                                                            (52,621)          85,461
                                                                                    -----------      -----------
           Net cash used in operating activities                                     (1,495,985)      (2,913,514)

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Purchases of property and equipment                                                   (16,290)         (78,198)
                                                                                    -----------      -----------
           Net cash used in investing activities                                        (16,290)         (78,198)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings (payments) on line of credit                                               (61,233)               -
  Borrowings (payments) of notes payable                                                396,450          100,000
  Proceeds (payments) from bridge financing                                          (1,199,984)       1,164,000
  Proceeds from issuance of common stock                                              2,531,775        1,800,364
  Payments on capital lease obligations                                                       -           (1,637)
                                                                                    -----------      -----------

           Net cash provided by (used in) financing activities                        1,667,008        3,098,727
                                                                                    -----------      -----------

(DECREASE) INCREASE IN CASH                                                             154,733      $   107,015

CASH AT BEGINNING OF PERIOD                                                              24,554          320,290
                                                                                    -----------      -----------

CASH AT END OF PERIOD                                                               $   179,287      $   427,305
                                                                                    ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION - Cash paid during the period for interest                            $   127,387      $   103,651
                                                                                    ===========      ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of detachable warrant                                                    $    55,616      $         -
                                                                                    ===========      ===========
  Conversion of amortized balance of notes payable to common stock                  $         -      $   650,000
                                                                                    ===========      ===========
  Conversion of accrued liabilities to common stock                                 $         -      $   341,500
                                                                                    ===========      ===========
  Issuance of common stock for SAR plan termination                                 $         -      $    47,779
                                                                                    ===========      ===========
  Notes receivable retired in exchange for common stock                             $   (16,888)     $   394,778
                                                                                    ===========      ===========
  Issuance of common stock as a financing fee                                       $    70,000      $    35,000
                                                                                    ===========      ===========

See notes to financial statements.

SYMPLEX COMMUNICATIONS CORPORATION

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

   NATURE OF BUSINESS - Symplex Communications Corporation (the "Company") designs, manufactures and sells specialized data communications equipment primarily used to create computer networks and send information electronically.

   The financial statements have been prepared on a basis consistent with accounting principles generally accepted in the United States.

   The consolidated financial statements included herein are presented in accordance with the requirements of Form 10-QSB and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-KSB filing. These financial statements should be read in conjunction with the financial statements and notes thereto included with Symplex Communications Corporation's latest annual report on Form 10-KSB.

   SIGNIFICANT ACCOUNTING POLICIES - Inventories are stated at the lower of cost (determined on the first-in, first-out method) or market (net realizable value). Inventory reserves are established and recorded periodically as such requirements can be identified and quantified based on such factors as new product releases obsoleting existing products, focused marketing activities relieving effectively excess inventories, trends of ongoing specific product sales activities and, where possible, alternative uses for slow moving inventory components.

   INTERIM UNAUDITED FINANCIAL STATEMENTS - Information with respect to September 30, 1998 and 1997, and the periods then ended, have not been audited by the Company's independent auditors, but in the opinion of management, reflect all adjustments (which include only normal recurring adjustments) necessary for the fair presentation of the operations of the Company. The results of operations for the nine months ended September 30, 1998 and 1997 are not necessarily indicative of the results of the entire year.

2. INVENTORIES

   Inventories as of September 30, 1998 consist of the following:

                                                               SEPTEMBER 30,
                                                                   1998
                                                               (UNAUDITED)
                                                                ----------
Raw materials                                                   $  266,213
Work-in-process                                                    561,626
Finished goods                                                     433,434
                                                                ----------
                                                                 1,261,273
     Less reserve for obsolescence                                (567,486)
                                                                ----------
Total                                                           $  693,787
                                                                ----------

3.  NOTES PAYABLE

   The Company has a line-of-credit agreement which provides for borrowings up to $500,000 at 2% above the bank's prime rate (prime was 8.5% at September 30, 1998), secured by all assets of the Company. The Company had borrowings against this line-of-credit of $438,767 at September 30, 1998.

   In March 1997, the Company restructured its original $1,000,000 bank line of credit agreement. Under the new agreement, $500,000 of the December 31, 1996 balance was converted to a term note payable, with $500,000 remaining as the amount available under the line of credit. The term note matures December 1, 1999 and requires quarterly principal payments, beginning September 1, 1997, of $10,000 for the first two payments, and $60,000 for the remaining eight. Both the new term agreement and the line of credit require quarterly and monthly interest payments, respectively, at a variable rate of 2% above the bank's prime rate. Both agreements are secured by all assets of the Company and contain restrictive covenants. At September 30, 1998, the term note balance was $300,000.

   The agreement for the line-of-credit and the term note contain restrictive covenants, the most significant of which require the Company to 1) maintain certain levels of net worth, as defined; 2) maintain certain levels of working capital; and 3) maintain a certain level of total liabilities to net worth. The Company was in compliance with the covenants at September 30, 1998. However, there can be no assurances that these covenants will be attainable on an ongoing basis. Any noncompliance gives the bank the right to exercise its remedies under the loan agreements, including but not limited to acceleration of repayment and repossession of collateral.

   In May 1998, the Company secured $500,000 in term note borrowings from a private investor. The principal balance on the two-year note bears interest at 15% payable quarterly with the entire principal balance due in May 2000. In consideration of the borrowing, the Company issued to the lender a warrant to purchase 350,000 shares of common stock at an exercise price of $.20 per share in year one and $.23 per share in year two. This note is secured by all assets of the Company in a subordinated position to both agreements with the Company's bank.

   Notes payable consisted of the following:

                                                                                   September 30,
                                                                                       1998
                                                                                    (unaudited)
                                                                                   ------------
Subordinated note payable with detachable warrants. Interest at the rate of 15%; the warrants allow the noteholders to purchase up to 350,000 shares of common stock until May 18, 2000 at a price
  of $0.20 in the first year and $0.23 in the second year. (Note 9).                  $ 500,000

Term notes payable.  Payments of $60,000 quarterly including interest at prime rate plus 2% (prime was 8.5% at September 30,
  1998). Secured by all assets of the Company                                           300,000

Unsecured notes payable.  Principal payments of $7,500 per month
  plus accrued interest at the rate of 9% per annum.                                     86,450
                                                                                      ---------
       Total                                                                            886,450
Unamortized discount                                                                    (46,347)
Less current maturities                                                                (326,450)
                                                                                      ---------
Long term portion                                                                     $ 513,653
                                                                                      ---------


4. STOCK APPRECIATION RIGHTS

   The Company had previously adopted a stock appreciation right ("SAR") plan granting certain selected employees incentive bonuses based on the performance of the Company's stock and as determined according to the Plan. In general, such rights were not exercisable except in the event of an initial public offering, a merger, or a sale of 50% or more of the Company's voting stock.

   In March 1997, in conjunction with a private placement, the SAR plan was terminated. The selected employees received 57,916 shares of common stock valued at $0.83 per share.

5. LEASES

   The Company leases building space under an operating lease. Total rent expense was approximately $93,000 and $221,000 for the nine months ended September 30, 1998 and 1997, respectively. The lease expired on December 31, 1996, and the Company is currently leasing the space on a month-to-month basis.

6. EMPLOYEE SAVINGS AND RETIREMENT PLAN

   The Company has a 40l(k) Employee Savings and Retirement Plan (the "Plan"), a defined contribution plan, covering substantially all employees under which the Company matches 50% per dollar of employee contributions up to 4% of the employees' eligible compensation. The Plan also allows for additional discretionary employer contributions. Total expense for this Plan was $0
   (zero) and $11,000 for the nine months ended September 30, 1998 and 1997, respectively. The Company discontinued employer matching in April 1997.

7. RELATED PARTY TRANSACTIONS

   The Company has an agreement with a stockholder under which it annually pays royalties in the amount of 2% of qualified sales or $150,000, whichever is the lesser amount. The total royalty expense was $17,790 and $31,695 for the nine months ended September 30, 1998 and 1997, respectively.

8. COMMON STOCK

   On November 28, 1996, the Company formed a wholly owned subsidiary in the State of Delaware, "Symplex Acquisition Corporation", with no assets and authorized capital of 10,000,000 shares of $.01 par value common stock. On February 28, 1997 the Company statutorily merged with its wholly owned subsidiary, forming one Delaware based C-corporation. Concurrent with the merger, the articles of incorporation were amended to increase the authorized shares of $.01 par value common stock from 10,000,000 to 20,000,000 shares. Each outstanding share of the former company was converted into one share of the new company's common stock.

   In December 1997, the Board approved a 2 for 3 reverse stock split. All periods presented and related footnote disclosures have been adjusted to reflect the reverse split.

9. WARRANTS

   In connection with the issuance of various convertible subordinated notes the Company issued warrants allowing the holders to purchase 216,666 shares of common stock. The holders may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the Applicable Federal Rate ("AFR"). The AFR is the minimum allowable interest rate that can be used before imputed interest is required by the Internal Revenue Service. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. The warrants are currently exercisable at between $0.83 and $0.95 per share and expire September 8, 1999.

   In February 1997, the Board granted warrants to purchase 466,667 shares of common stock to a private investment and consulting group who facilitated the completion of the March 1997 private placement (Note 11) and provided consulting services to the Company. The holders may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the AFR. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. These warrants expire on September 8, 1999 and are exercisable at $.83 per share in the first year following the Canadian public offering and $0.95 in the second year.

   In February 1997, The Company entered into an agreement with the same private investment group to assist the Company with a Canadian initial public offering. In consideration for the assistance, the Company granted warrants to purchase 233,333 shares of common stock. The warrants vested upon completion of the initial public offering on February 11, 1998 (Note 14). These warrants expire two years from the effective date of the initial public offering. The warrants are exercisable at $1.00 per share for the first twelve months and $1.15 per share thereafter.

    In August 1997, in connection with the issuance of certain subordinated notes payable, the Company issued warrants to purchase 166,667 shares of common stock at $1.00 per share (Note 15).

    In February 1998, in connection with completion of the IPO, the Company issued warrants to purchase 187,500 shares of common stock at $1.00 per share (Note 15).

    In May 1998, in connection with the issuance of certain subordinated notes payable, the Company issued a warrant to purchase 350,000 shares of common stock at $0.20 per share if exercised by May 18, 1999 and $0.23 per share if exercised by May 18, 2000 (Note 3).


10. SALES


                                          NINE MONTHS ENDED SEPTEMBER 30,
                                              1998                1997
                                                   (UNAUDITED)
                                                   -----------
                                          ------------------------------

U.S.                                      $  627,000          $1,226,000
Germany                                      911,000             155,000
Japan                                        107,000             135,000
Netherlands                                  400,000             412,000
Other                                        507,000           1,000,000
                                          ----------          ----------

Total sales                               $2,552,000          $2,928,000
                                          ==========          ==========


11. PRIVATE PLACEMENT

    In March 1997, the Company completed a private placement offering of 2,263,802 shares of common stock for a total of $1,746,045, net of offering costs of approximately $121,000. These shares were offered pursuant to the exemption from registration under the Federal Securities Act of 1933 afforded by Regulation D, Rule 505 and Regulation S of the United States Securities and Exchange Commission and pursuant to applicable exemptions in Canada.

12. STOCK OPTIONS

    Employee Incentive Plans - February 1997 Option Plan
    ----------------------------------------------------

    In February 1997, the Board adopted a Nonstatutory Stock Option Plan ("the February 1997 Plan"). Under this plan, the Board approved a program to grant certain employees the right to purchase common stock of the Company for $.45 per share ("the employee share purchase program"). Under the employee share purchase program, the employees may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the Applicable Federal Rate. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. Option grants under this plan expire prior to the submission of a prospectus for an initial public offering. Certain restrictions on the stock exist for an 18 month period.

    During the second quarter of 1997, the Company awarded options, all of which were exercised, to purchase 738,800 shares pursuant to this plan. According to the terms of the employee share purchase program, the stock vests incrementally over 18 months and is held in escrow until vested and the attributable portion of any outstanding note is paid. Of the total shares purchased under this plan, 420,276 were forfeited as of September 30, 1998 pursuant to the vesting provisions. A total of approximately $46,514 will be charged to compensation expense over the 18 month vesting period for the 124,039 shares issued with recourse notes based upon the purchase price of $.45 per share and a market price of $.83 per share. The options exercised with non-recourse notes are treated as a variable plan. Compensation expense will be recorded over the 18 month vesting period for the 384,316 shares issued with non-recourse notes, computed as the difference between the $.45 per share purchase price plus accrued interest, and the current market price which at the time of issuance was $.83 per share. As of September 30, 1998, 252,432 shares were vested and the balance on the notes receivable was $143,336. Total stock based compensation expense for the nine months ended September 30, 1998 included in general and administrative expense was $12,657.

    In April 1997, the Board approved a key employee share program ("the key employee program"). During the second quarter of 1997, the Company issued 77,965 shares of common stock. These shares were purchased by employees during the second quarter of 1997 at a purchase price of $.83 per share with a six month recourse note. As of December 31, 1997, there were no outstanding balances remaining on the notes.

    In September 1997, the February 1997 Plan expired and there are no remaining options to be issued under this plan.

    Employee Incentive Plans - April 1997 Option Plan
    -------------------------------------------------

    In April 1997, the Board adopted a Nonstatutory Stock Option Plan ("the April 1997 Plan"). This plan provides for grants to executives and other key employees including officers who may be members of the Board of Directors. The plan is administered by a committee of Board members which determines the issuance of options and their terms.

    During the year ended December 31, 1997, the Company granted options to purchase 1,284,101 shares of common stock at $1 per share under the April 1997 Plan. Of these shares, 700,694 vest 50% upon grant of the options and 50% one year thereafter provided that the employee continues in the employment of the Company, except if the employee is involuntarily terminated without cause prior to the expiration of the one year vesting period, in which case the 50% vested upon grant is guaranteed. None of the options have been exercised and 967,111 remain outstanding as of September 30, 1998 after taking into effect the cancellation of 316,990. In August 1998, the Company reset the exercise price to $0.31 with regulatory approval for 937,194 of these options.

    During 1998, the Company granted options to purchase 240,833 shares of common stock at $0.31 per share under the April 1997 Plan. None of these options have been exercised and remain outstanding as of September 30, 1998.

13. LITIGATION

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

14. INITIAL PUBLIC OFFERING

    Effective February 1998, the Company completed an initial public offering of 3,500,000 shares of common stock at a price of $1.00 per share on the Vancouver Stock Exchange. The net proceeds of the offering to the Company, after deducting the underwriters' fee and other expenses of approximately $1,038,000, were approximately $2,462,000. Approximately $1,164,000 of the proceeds was used to satisfy debt outstanding as of December 31, 1997 with the remainder used for working capital purposes.

    In connection with the offering, the Company entered into an agency agreement with an underwriter under which the underwriter received a commission consisting of cash, stock and warrants of the Company. The Company paid all expenses of the underwriter in connection with the IPO. The commission consisted of 7.5% of the offering price per share sold and 70,000 shares of common stock of the Company. As part of the agreement, the underwriter guaranteed to purchase all shares which were unsubscribed on the offering day. In compensation for the guarantee, the underwriter received warrants to purchase up to 400,000 shares of the Company's stock at the IPO price. The warrants expire one year from their issue date.

15. BRIDGE LOAN FINANCING

    In August 1997, the Company obtained bridge financing of $1,164,000 in subordinated promissory notes. The notes bear interest at prime plus 2% and are due August 27, 1998 or such earlier date as described below.

    Certain of the notes, aggregating $700,000, are convertible within 7 days of receipt of the filing of a final prospectus, into 700,000 shares of common stock and warrants to purchase 350,000 shares at $1.00 per share. Upon completion of the IPO, 187,500 warrants were issued on conversion of notes totaling $375,000. The remaining notes totaling $325,000 were retired upon completion of the IPO.

    Other notes aggregating $500,000 were due within 15 days of the completion of the Canadian public offering. Concurrently with the issuance of these notes the noteholders received warrants allowing the holders to purchase up to 166,667 shares of common stock at any time prior to August 27, 1998 at $1.00 per share. These notes were retired upon completion of the IPO and the associated warrants expired unexercised as of August 27, 1998.

                                    ******

                                                                      Ehrhardt
                                                         EKS&H        Keefe
                                                         -----        Steiner &
                                                                      Hottman PC

                                                    Certified Public Accountants
                                                                 and Consultants



                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Symplex Communications Corporation
Ann Arbor, Michigan

We have audited the accompanying balance sheet of Symplex Communications Corporation as of December 31, 1997, and the related statement of operations, stockholders' equity (deficiency in assets), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of Symplex Communications Corporation as of December31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has a deficit in stockholders' equity of $836,961 at December 31, 1997 and a net loss of $3,687,864 for the year then ended. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note 1 to the financial statements, the Company changed its method of computing earnings per share.


                                      /s/ Ehrhardt Keefe Steiner & Hottman PC

                                          Ehrhardt Keefe Steiner & Hottman PC
March 25, 1998
Denver, Colorado

              [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Symplex Communications Corporation
Ann Arbor, Michigan

We have audited the accompanying balance sheet of Symplex Communications Corporation (the "Company") as of December 31, 1996, and the related statements of operations, stockholders' equity (deficiency in assets) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

We have not audited any financial statements of the Company for any period subsequent to December 31,1996. However, as discussed in Note 14, the Company has continued to incur substantial losses in 1997 and had a working capital deficiency of approximately $983,000 as of September 30, 1997. This matter raises substantial doubt about its ability to continue as a going concern. Management plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DELOITTE & TOUCHE LLP


May 1, 1997 (December 19, 1997 as to Note 1, Earnings (Loss) Per Common Share, paragraph 2, Note 3, paragraphs 4, 5 and 8; Note 7, paragraph 3, Note 8, paragraph 4, Note 12, paragraphs 2 and 6, Note 14.)

                      SYMPLEX COMMUNICATIONS CORPORATION

                                BALANCE SHEETS



                                                                                                       December 31,
                                                                                            -------------------------------------
                                                                                                1997                     1996
                                                                                            ------------             ------------
                                   ASSETS
Current assets
  Cash                                                                                      $   24,554                $   320,290
  Trade receivables, less allowance for doubtful accounts of $19,740
   (1997) and  $30,000 (1996)                                                                  988,133                    529,180
  Inventories                                                                                  979,232                  1,312,734
  Prepaid expenses and other current assets                                                     40,043                     48,710
                                                                                            ------------             ------------
      Total current assets                                                                   2,031,962                  2,210,914
                                                                                            ------------             ------------
Property and equipment
  Machinery and equipment                                                                    1,640,121                  2,692,465
  Office equipment                                                                             640,382                  1,017,118
  Leasehold improvements                                                                        19,590                    188,853
                                                                                            ------------             ------------
                                                                                             2,300,093                  3,898,436
  Less accumulated depreciation                                                             (1,964,753)                (3,535,910)
                                                                                            ------------             ------------
      Net property and equipment                                                               335,340                    362,526
                                                                                            ------------             ------------
Deferred offering and financing costs                                                          571,984                     49,464
                                                                                            ------------             ------------
                                                                                            $2,939,286                 $2,622,904
                                                                                            ============             ============
                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

Current liabilities
  Trade payables                                                                            $1,293,449                $   782,749
  Accrued expenses (Note 5)                                                                    328,814                    575,763
  Notes payable - revolving (Note 3)                                                           500,000                    500,000
  Notes payable - current portion (Note 3)                                                     250,000                     20,000
  Notes payable - subordinated debt (Note 3)                                                 1,163,984                    510,000
  Current portion of capital lease obligations                                                       -                      1,637
                                                                                            ------------             ------------
      Total current liabilities                                                              3,536,247                  2,390,149

Notes payable - less current portion (Note 3)                                                  240,000                    480,000
                                                                                            ------------             ------------
      Total liabilities                                                                      3,776,247                  2,870,149
                                                                                            ------------             ------------
Commitments and contingency (Notes 3, 5, 13 and 15)

Stockholders' equity (deficiency in assets)
  Common stock, $.01 par value; 20,000,000 shares
   authorized and 4,475,982 shares issued, and
   outstanding (including 542,501 shares held in escrow) at
   (1997) and 608,753 shares issued and outstanding at (1996)                                   67,841                     39,150
  Additional paid-in capital                                                                 3,303,516                          -
  Unearned compensation expense                                                                (25,933)                         -
  Additional paid-in capital - warrants                                                         76,000                     40,000
  Notes receivable - recourse                                                                  (55,818)                         -
  Notes receivable - non recourse                                                             (188,308)                         -
  Accumulated deficit                                                                       (4,014,259)                  (326,395)
                                                                                            ------------             ------------
      Total stockholders' equity (deficiency in assets)                                       (836,961)                  (247,245)
                                                                                            ------------             ------------

Total liabilities and stockholders' equity                                                  $2,939,286                $ 2,622,904
                                                                                            ============             ============

                      See notes on financial statements.

                       SYMPLEX COMMUNICATIONS CORPORATION

                            STATEMENTS OF OPERATIONS


                                                                                   December 31,
                                                                        -----------------------------------
                                                                             1997                 1996
                                                                        ---------------      --------------
Net sales and revenues (Note 10)
  Manufactured products                                                   $ 3,761,185         $ 5,893,325
  Maintenance contracts and service                                           176,378             187,800
                                                                        ---------------      --------------
      Total net sales and revenues                                          3,937,563           6,081,125

Costs and expenses
  Cost of products sold                                                     1,900,625           3,127,809
  Selling and marketing                                                     2,250,216           2,522,327
  General and administrative (Notes 6 and 12)                               1,604,010           1,834,230
  Research and development                                                  1,085,973           1,321,709
  Engineering                                                                 245,713             393,915
  Service                                                                     308,389             384,684
                                                                        ---------------      --------------
       Total costs and expenses                                             7,394,926           9,584,674
                                                                        ---------------      --------------

Operating (loss) income                                                    (3,457,363)         (3,503,549)

Other (expense) income
  Interest expense                                                           (208,682)           (148,913)
  Amortization of discount on notes payable                                   (40,000)                  -
  Other income                                                                 18,181               7,825
                                                                        ---------------      --------------
       Total other expense and income                                        (230,501)           (141,088)
                                                                        ---------------      --------------

Net loss                                                                  $(3,687,864)        $(3,644,637)
                                                                        ===============      ==============
Loss per basic and diluted common share (Note 1)                          $      (.55)        $      (.54)
                                                                        ===============      ==============
Weighted average common shares outstanding                                  6,699,747           6,699,747
                                                                        ===============      ==============

                See notes to consolidated financial statements

                      SYMPLEX COMMUNICATIONS CORPORATION

           STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                      Additional
                                                                        Paid-in      Unearned     Additional
                                           Number of      Common        Capital    Compensation     Paid-in
                                            Shares        Stock        Warrants      Expense        Capital
                                          ----------    ----------    ----------    ----------    ----------
Balance, December 31, 1995                   608,753    $   39,150    $        -    $        -    $        -

Issuance of detachable warrants                    -             -        40,000             -             -

Net loss                                           -             -             -             -             -
                                          ----------    ----------    ----------    ----------    ----------
Balance, December 31, 1996                   608,753        39,150        40,000             -             -

Statutory merger with wholly
  owned subsidiary (Note 7)                        -       (33,062)            -             -        33,062

Issuance of common stock, net of
  $121,590 costs private placement
  (Note 11)                                2,263,802        22,638             -             -     1,723,407

Conversion of notes payable to
  common stock (Note 3)                      787,879         7,879             -             -       642,121

Conversion of accrued liabilities to
  common stock (Note 5)                      113,833         1,138             -             -       340,362

Issuance of common stock - SAR plan
  termination (Note 6)                        57,916           576             -             -        47,203

Issuance of common stock - key
  employee plan (Note 12)                     77,965           780             -             -        63,540

Issuance of common stock - employee
  stock purchase plan  - (Note 12)           738,800         7,388             -      (277,050)      602,122

Amounts paid on notes receivable
  issued under key employee stock plan
  (Note 12)                                        -             -             -             -             -

Compensation expense recognized on
  stock issued with stock option
  (Note 12)                                        -             -             -       177,505             -

Warrants issued with bridge financing
  (Note 3)                                         -             -        36,000             -             -

Financing fee shares (Note 3)                 23,333           233             -             -        34,767

Employee stock purchase plan -
  surrendered shares (Note 12)              (196,299)       (1,963)            -        73,612      (159,984)

Net loss                                           -             -             -             -             -
                                          ----------    ----------    ----------    ----------    ----------

Balance - December 31, 1997                4,475,982    $   44,757    $   76,000    $  (25,933)   $3,326,600
                                          ==========    ==========    ==========    ==========    ==========

                                                                        Retained
                                            Note          Note          Earnings
                                          Receivable    Receivable   (Accumulated
                                           Recourse    Nonrecourse      Deficit)       Total
                                          ----------    ----------    -----------    -----------
Balance, December 31, 1995                $        -    $        -    $ 3,318,242    $ 3,357,392

Issuance of detachable warrants                    -             -              -         40,000

Net loss                                           -             -     (3,644,637)    (3,644,637)
                                          ----------    ----------    -----------    -----------
Balance, December 31, 1996                         -             -       (326,395)      (247,245)

Statutory merger with wholly
  owned subsidiary (Note 7)                        -             -              -              -

Issuance of common stock, net of
  $121,590 costs - private placement
  (Note 11)                                        -             -              -      1,746,045

Conversion of notes payable to
  common stock (Note 3)                            -             -              -        650,000

Conversion of accrued liabilities to
  common stock (Note 5)                            -             -              -        341,500

Issuance of common stock - SAR plan
  termination (Note 6)                             -             -              -         47,449

Issuance of common stock - key
  employee plan (Note 12)                    (62,319)            -              -          2,001

Issuance of common stock - employee
  stock purchase plan - (Note 12)            (84,450)     (248,010)             -              -

Amounts paid on notes receivable
  issued under key employee stock plan
  (Note 12)                                   62,318             -              -         62,318

Compensation expense recognized on
  stock issued with stock option
  (Note 12)                                        -             -              -        177,505

Warrants issued with bridge financing
  (Note 3)                                         -             -              -         36,000

Financing fee shares (Note 3)                      -             -              -         35,000

Employee stock purchase plan -
  surrendered shares (Note 12)                28,633        59,702              -              -

Net loss                                           -             -     (3,687,864)    (3,687,864)
                                          ----------    ----------    -----------    -----------

Balance - December 31, 1997               $  (55,818)   $ (188,308)   $(4,014,259)   $  (836,961)
                                          ==========    ==========    ===========    ===========

                      See notes on financial statements.

                       SYMPLEX COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS


                                                                                                      December 31,
                                                                                           ---------------------------------
                                                                                                1997               1996
                                                                                           ---------------   ---------------
Cash flows from operating activities
  Net income (loss)                                                                         $(3,687,864)      $(3,644,637)
                                                                                           ---------------   ---------------
  Adjustments to reconcile net loss to net  cash provided by (used in)
    operating activities -
    Allowance for doubtful accounts                                                             (10,260)                -
    Allowance for inventory obsolescence                                                         67,916           641,637
    Depreciation                                                                                188,033           234,296
    Loss of disposal of assets                                                                   11,577                 -
    Amortization of discount on notes payable                                                    40,000                 -
    Stock related compensation                                                                  260,284                 -
    Changes in assets and liabilities
      Trade receivables                                                                        (448,693)        1,122,805
      Inventories                                                                               187,809           112,054
      Prepaid expenses and other current assets                                                   8,667           (30,177)
      Trade payables                                                                            510,700           152,810
      Accrued expenses                                                                           94,551           132,462
                                                                                           ---------------   ---------------
                                                                                                910,584         2,365,887
                                                                                           ---------------   ---------------
         Net cash used in operating activities                                               (2,777,280)       (1,278,750)
                                                                                           ---------------   ---------------
Cash flows from investing activities
  Purchases of property and equipment                                                         (102,763)           (37,833)
  Proceeds from sales of equipment                                                               8,116                  -
                                                                                           ---------------   ---------------
         Net cash used in investing activities                                                 (94,647)           (37,833)
                                                                                           ---------------   ---------------
Cash flows from financing activities
  Borrowings on line-of-credit                                                                       -          1,000,000
  Borrowings of notes payable                                                                  100,000            510,000
  Payments of notes payable                                                                    (10,000)                 -
  Proceeds from bridge financing                                                             1,163,984                  -
  Deferred offering and financing costs                                                       (522,520)                 -
  Issuance of detachable warrants                                                               36,000             40,000
  Proceeds from issuance of common stock                                                     1,810,364                  -
  Payments on capital lease obligations                                                         (1,637)            (6,548)
                                                                                           ---------------   ---------------
         Net cash provided by financing activities                                           2,576,191          1,543,452
                                                                                           ---------------   ---------------
Net (decrease) increase in cash                                                               (295,736)           226,869

Cash - beginning of year                                                                       320,290             93,421
                                                                                           ---------------   ---------------
Cash - end of year                                                                          $   24,554        $   320,290
                                                                                           ===============   ===============

Supplemental disclosure of cash flow information
     Cash paid during the period for interest was $142,500 and $139,580 for December 31, 1997 and 1996, respectively.

Schedule of non-cash financing and investing activities:
     For the year ended December 31, 1997, the Company had the following non-cash financing and investing transactions: conversion of $77,777 of inventory to equipment; stock issued upon conversion of notes payable of $650,000; stock issued upon conversion of accrued liabilities of $341,500; stock issued for notes receivable and unearned compensation of $509,882.

                      SYMPLEX COMMUNICATIONS CORPORATION

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

Symplex Communications Corporation (the Company) designs, manufactures and sells specialized data communications equipment primarily used to create computer networks and send information electronically. The Company's primary markets are North America and Europe.

The financial statements have been prepared on a basis consistent with accounting principles generally accepted in the United States.

Reorganization
--------------

On February 28, 1997, the Company merged with a wholly owned subsidiary which had no assets (Note 7). The transaction was accounted for as a pooling-of-interest.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents includes all cash balances and highly liquid investments with an original maturity of three months or less.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful life of the asset. The estimated service lives used to compute depreciation are five years for equipment and the shorter of the useful life or the lease term for leasehold improvements.

Research and Development
------------------------

Research and development costs related to new data communications products are expensed as incurred. Total research and development costs of approximately $1,086,000 and $1,322,000 for December 31, 1997 and 1996 were expensed to operations, respectively.

Deferred Offering Costs
-----------------------

Deferred offering costs relate to equity offerings not yet completed (Note 15) and are capitalized until completion of the transaction. Once the transactions are complete, the costs are netted against any proceeds and reclassified to additional paid-in-capital.

Revenue Recognition
-------------------

Revenue is recognized as product is shipped or delivered.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------
(CONTINUED)
-----------

Advertising
-----------

The Company expenses advertising costs as incurred.

Product Warranty Costs
----------------------

Sales agreements provide for necessary warranty service for one year on new installations. The estimated future costs of warranty service for products sold as of December 31, 1997 and 1996 is included in accrued expenses.

Stock-Based Compensation
------------------------

The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options in the accompanying statements of operations is measured as the excess, if any, of the fair market value of the Company's stock at the measurement date over the amount the employee must pay to acquire the stock.

Income Taxes
------------

The Company recognizes deferred tax liabilities and assets based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requirements management to make estimates and assumptions that affect the reported amounts of asset and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain items in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------
(CONTINUED)

Earnings (Loss) Per Common Share
--------------------------------

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share, ("SFAS 128") which requires the presentation of basic and diluted earnings per share on the face of the income statement for entities with a complex capital structure. Basic earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding. Dilutive earnings per share is computed similarly, but also gives effect to the impact dilutive potential common shares, such as convertible debt, stock options and warrants, if dilutive, would have on net income and average common shares outstanding if converted at the beginning of the year. SFAS 128 also requires a reconciliation of the numerator and denominator of the basic earnings per share computation to the numerator and denominator of diluted earnings per share computation. The Company implemented SFAS 128 effective with its December 31, 1997, financial statements. The Company has incurred losses in each of the periods covered in these financial statements, thereby making the inclusion of dilutive potential common shares in the 1997 and 1996 dilutive earnings per share computations antidilutive. Accordingly, all dilutive potential common shares have been excluded from the fully diluted earnings per share amounts and basic and dilutive earnings per share are the same for each period presented.

However, according to Securities and Exchange Commission Staff Accounting Bulletin 83, common stock and common stock equivalents issued during the twelve months immediately preceding an initial public offering are included in this calculation as if they were outstanding for all periods presented. Under this guidance, earnings (loss) per share is calculated without regard to antidulution. The following common stock and common stock equivalents have been included in the number of common shares outstanding as if issued for all periods presented (Note 15).


Common stock issued under private placement (Note 11)             2,263,802
Conversion of notes payable (Note 3)                                787,879
Common stock exchanged for SAR Plan termination (Note6)              57,916
Conversion of stockholders' liability (Note 5)                      113,833
Common stock issued under key employee plan (Note 12)                77,965
Common stock issued under employee purchase plan (Note12)           542,501
Warrants issued with convertible debt (Note 8)                      216,666
Warrants issued to private investment group (Note 8)                466,667
Common stock issued to underwriter (Note 3)                          23,333
Issuance of options under employee share purchase plan
  (Note 12)                                                       1,140,432
Warrants issued in connection with bridge loan financing
  (Notes 3 and 8)                                                   400,000
                                                                  ---------
                                                                  6,090,994
                                                                  ---------

NOTE 2 - INVENTORIES
--------------------

Inventories consist of the following:


                                               December 31,
                                      ---------------------------
                                          1997            1996
                                      -----------      ----------
Raw Materials                         $   304,884         371,244
Work-in-process                           266,252         706,472
Finished goods                            648,291       1,010,907
                                       ----------      ----------
                                        1,219,427       2,088,623
Less reserve for obsolescense            (240,195)       (775,889)
                                       ----------      ----------
                                       $  979,232      $1,312,734
                                       ----------      ----------


NOTE 3 - NOTES PAYABLE
----------------------

The Company has a line-of-credit agreement which provides for borrowings up to $1,000,000 at 2% above the bank's prime rate (prime was 8.5% at December 31, 1997), secured by all assets of the Company. The Company had borrowings against this line-of-credit of $500,000 and $1,000,000 at December 31, 1997 and 1996, respectively.

The agreement for the line-of-credit contains restrictive covenants, the most significant of which require the Company to 1) maintain certain levels of net worth, as defined; 2) maintain certain levels of working capital; and 3) maintain a certain level of total liabilities to net worth.

In March 1997, the Company restructured its bank line-of-credit agreement.
Under the new agreement, $500,000 of the December 31, 1996 balance was converted to a term note payable, with $500,000 remaining as the amount available under the line-of-credit. The term note matures December 1, 1999 and requires quarterly principal payments, beginning September 15, 1997, of $10,000 for the first two payments, and $60,000 for the remaining eight. Both the new term agreement and the line-of-credit require monthly interest payments at a variable rate of 2% above the bank's prime (prime was 8.5% at December 31, 1997). Both agreements are secured by all assets of the Company and contain restrictive covenants.

----------------------------------

Effective November 4, 1997, the bank reset the current ratio and net worth covenants to be effective March 31, 1998. These can be no assurances that these covenants will be attainable on an ongoing basis (Note 14).

                                                                                                      December 31,
                                                                                               -----------------------------
                                                                                                  1997               1996
                                                                                               ------------       ----------
Convertible subordinated notes payable.  Interest at the prime rate plus 2%                     $   699,984       $        -
 (prime was 8.5% at December 31, 1997); due August 29, 1998; convertible within seven days of the filing of a final prospectus into 700,000 shares of common stock and warrants to purchase 350,000 shares at $1.00 per share.  If the
 Canadian public offering has not closed by August 29, 1998, the noteholders will be entitled to receive additional warrants to purchase up to 350,000 shares at $1.00 per share (Note 15).
                                                                                                    500,000                -
Subordinated notes payable with detachable warrants.  Interest at the prime rate plus 2% (prime was 8.5% at December 31, 1997); due within 15 days of the completion of a Canadian public offering but no later than August 27, 1998.
 The warrants allow the noteholders to purchase up to 166,667 shares of common stock for $1.00 per share at any time prior to August 27, 1998 (Notes 8 and
 15).

Term notes payable.  Payments of $60,000 quarterly including interest at prime                      490,000                -
 rate plus 2% (prime was 8.5% at December 31, 1997).  Secured by all assets of the Company.

Convertible subordinated note payable with detachable warrants to a private                               -          300,000
 investment group.  Converted to equity in 1997.

Convertible subordinated note payable with detachable warrants to a
 stockholder.  Converted to equity in 1997.                                                               -          250,000
                                                                                                -----------       ----------
                                                                                                  1,689,984          550,000
Unamortized discount                                                                                (36,000)         (40,000)

Less current maturities                                                                          (1,413,984)        (510,000)
                                                                                                -----------       ----------
                                                                                                $   240,000       $        -
                                                                                                -----------       ----------

----------------------------------

In February 1997, the Company received an additional $100,000 from a private investment group in exchange for a convertible subordinated note payable with detachable warrants. The associated warrants allow the purchase of 33,333 shares of common stock. The warrants are exercisable at $.83 per share in year one and $.95 per share thereafter and expire September 8, 1999. On March5, 1997, in conjunction with the private placement, this debt and the previously issued $300,000 note were converted to 484,849 shares of common stock (Note 11).

On March 5, 1997, in conjunction with the private placement, the $250,000 debt to a stockholder was converted to 303,030 shares of common stock (Note 11).

In connection with the issuance of the convertible subordinated notes in August 1997, the Company issued 23,333 shares of common stock as a financing fee.

NOTE 4 - EMPLOYEE SAVINGS AND RETIREMENT PLAN
---------------------------------------------

The Company has a 401(k) Employee Savings and Retirement Plan (the Plan), a defined contribution plan, covering substantially all employees under which the Company matches 50% per dollar of the employee contributions up to 4% of the employees' eligible compensation. The Plan also allows for additional discretionary employer contributions. Total expense for the Plan was $11,000 and $54,000 for the years ended December 31, 1997 and 1996, respectively. The Company discontinued employer matching in April 1997.

NOTE 5 - RELATED PARTY TRANSACTIONS
-----------------------------------

The Company has an agreement with a stockholder under which it annually pays royalties in the amount of 2% of qualified sales or $150,000, whichever is the lesser amount. The Company incurred royalty expense of $40,368 and $76,000 for the years ended December 31, 1997 and 1996, respectively.

A subordinated note payable to a stockholder was converted to common stock in March 1997 (Note3).

In March 1997, certain stockholders converted $341,500 in accrued expenses to equity as approved by the Board in November 1996. The stockholders received one share of common stock for every $3 of indebtedness for 113,833 shares.

NOTE 6 - STOCK APPRECIATION RIGHTS
----------------------------------

The Company had previously adopted a stock appreciation right ("SAR") plan granting certain selected employees incentive bonuses based on the performance of the Company's stock and as determined according to the Plan. In general, such rights were not exercisable except in the event of an initial public offering, a merger, or a sale of 50% or more of the Company's voting stock.

In March 1997, in conjunction with a private placement, the SAR plan was terminated. The selected employees received 57,916 shares of common stock valued at $0.83 per share. Compensation expense of $47,779 has been recognized for the year ended December 31, 1997.

NOTE 7 - COMMON STOCK
---------------------

On November 18, 1996, the Board amended the articles of incorporation authorizing an additional 2,970,000 shares of no-par common stock. In conjunction with the amendment, a stock split was also approved by the Board, providing for the issuance of approximately 31 shares of new, no-par common stock for one share of the previously outstanding, no-par stock.

On November 28, 1996, the Company formed a wholly owned subsidiary in the State of Delaware, "Symplex Acquisition Corporation," with no assets and authorized capital of 10,000,000 shares of $.01 par value common stock. On February 28, 1997, the Company statutorily merged with its wholly owned subsidiary, forming one Delaware based C-corporation. Concurrent with the merger, the articles of incorporation were amended to increase the authorized shares of $.01 par value common stock from 10,000,000 to 20,000,000 shares. Each outstanding share of the former company was converted into one share of the new company's common stock.

In December 1997, the Board approved a 2 for 3 reverse stock split. All periods presented and related footnote disclosures have been adjusted to reflect the reverse split.

NOTE 8 - WARRANTS
-----------------

In connection with the issuance of various convertible subordinated notes (Note
3), the Company issued warrants allowing the holders to purchase 216,666 shares of common stock. The holders may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the Applicable Federal Rate ("AFR"). The AFR is the minimum allowable interest rate that can be used before imputed interest is required by the Internal Revenue Service. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. The warrants are currently exercisable at between $0.83 and $0.95 per share and expire on September 8, 1999.

-----------------------------

In February 1997, the Board granted warrants to purchase 466,667 shares of common stock to a private investment group who facilitated the completion of the March private placement (Note 11). The holders may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the AFR. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. These warrants expire on September 8, 1999 and are exercisable at $.83 per share in the first year following the Canadian public offering and $0.95 in the second year.

In February 1997, the Company entered into an agreement with the same private investment group to assist the Company with a Canadian initial public offering. In consideration for the assistance, the Company granted warrants to purchase 233,333 shares of common stock. The warrants vested upon completion of the initial public offering on February 11, 1998 (Note 15). These warrants expire two years from the effective date of the initial public offering. The warrants are exercisable at $1.00 per share for the first twelve months and $1.15 per share thereafter.

In August 1997, in connection with the issuance of certain subordinated notes payable, the Company has issued warrants to purchase 166,667 shares of common stock at $1.00 per share (Note 3).

NOTE 9 - INCOME TAXES
---------------------

The Company's provision for income taxes for the year ended December 31, 1997 consists of the following:

Federal
   Deferred benefit                                $(1,526,606)
   Valuation allowance                               1,526,606
                                                   -----------
Total                                              $         -
                                                   ===========

The net deferred income tax asset as of December 31, 1997 in the accompanying balance sheet include the following:


   Deferred tax assets                             $ 1,526,606
   Valuation allowance                              (1,526,606)
                                                   -----------
Total                                              $         -
                                                   ===========

Deferred tax assets result primarily from timing in the recognition of certain allowance and accrued expenses for tax and financial statement purposes, and net operating loss carryforwards.

---------------------------------

A valuation allowance has been provided for the deferred tax assets because of the uncertainty surrounding their realization.

Prior to March 1, 1997, the Company was taxed as an S corporation under the U.S. Internal Revenue Code which provides that, in lieu of corporate income taxes, the stockholders are taxed on their proportional share of the Company's net income. Accordingly, the financial statements for all periods presented prior to 1997 do not include a provision for corporate income taxes. Had the S election not been in place, the provision (tax benefit) for corporate income taxes would have been $0 for the year ended December 31, 1996 based upon the statutory rate of 34 percent.

NOTE 10 - EXPORT SALES
----------------------

Export sales for the years ended December 31, 1997 and 1996 were as follows:

                                                       Years Ended
                                                       December 31,
                                               --------------------------
                                                   1997            1996
                                               ----------      ----------

U.S.                                           $1,411,348      $2,368,729
Germany                                           390,117         145,866
Belgium                                           198,928         338,710
Japan                                             311,204         905,035
Netherlands                                       373,464         405,923
Other                                           1,252,502       1,916,862
                                               ----------      ----------

Total sales                                    $3,937,563      $6,081,125
                                               ==========      ==========


NOTE 11 - PRIVATE PLACEMENT
---------------------------

In March 1997, the Company completed a private placement offering of 2,263,802 shares of common stock for a total of $1,746,045, net of offering costs of approximately $121,000. These shares were offered pursuant to the exemption from registration under the Federal Securities Act of 1933 afforded by Regulation D, Rule 505 and Regulation S of the United States Securities and Exchange Commission and pursuant to applicable exemptions in Canada.

NOTE 12 - STOCK OPTIONS
-----------------------

Employee Incentive Plans - February 1997 Option Plan
----------------------------------------------------

In February 1997, the Board adopted a Nonstatutory Stock Option Plan ("the February 1997 Plan"). Under this plan, the Board approved a program to grant certain employees the right to purchase common stock of the Company for $.45 per share ("the employee share purchase program"). Under the employee share purchase program, the employees may fund the purchase of shares through the delivery of a recourse or non-recourse promissory note, bearing interest at the Applicable Federal Rate. Under the non-recourse note, the Company's sole recourse shall be to cancel any shares that are being held in escrow. Option grants under this plan expire prior to the submission of a prospectus for an initial public offering. Certain restrictions on the stock exist for an 18 month period.

During 1997, the Company awarded options, all of which were exercised, to purchase 738,800 shares of common stock pursuant to this plan. According to the terms of the employee share purchase program, the stock vests incrementally over 18 months and is held in escrow until vested and the attributable portion of any outstanding note is paid. Of the total shares purchased under this plan, 196,299 were forfeited as of December 31, 1997 pursuant to the vesting provisions. A total of approximately $70,400 will be charged to compensation expense over the 18 month vesting period for the 187,667 shares issued with recourse notes based upon the purchase price of $.45 per share and a market price of $.83 per share. The options exercised with non-recourse notes are treated as a variable plan. Compensation expense will be recorded over the 18 month vesting period for the 495,285 outstanding shares issued with non-recourse notes, computed as the difference between the $.45 per share purchase price plus accrued interest, and the current market price which at the time of issuance was $.83 per share. As of December 31, 1997, 354,888 shares were vested and the balance on the notes receivable was $244,126. Total stock based compensation expense for the year ended December 31, 1997 included in general and administrative expense was $177,505.

In April 1997, the Board approved a key employee share program ("the key employee program"). During the second quarter of 1997, the Company issued 77,965 shares of common stock. These shares were purchased by employees during the second quarter of 1997 at a purchase price of $.83 per share with a 6 month recourse note. As of December 31, 1997, there were no outstanding balances remaining on the notes.

In September 1997, the February 1997 Plan expired and there are no remaining options to be issued under this plan.

-----------------------------------

Employee Incentive Plans - April 1997 Option Plan
-------------------------------------------------

In April 1997, the Board adopted a Nonstatutory Stock Option Plan ("the April 1997 Plan"). This plan provides for grants to executives and other key employees including officers who may be members of the Board of Directors. The plan is administered by a committee of Board members which determines the issuance of options and their terms.

During the year ended December 31, 1997, the Company granted options to purchase 1,284,101 shares of common stock at $1 per share under the April 1997 Plan. These shares vest 50% upon grant of the options and 50% one year thereafter provided that the employee continues in the employment of the Company, except if the employee is involuntarily terminated without cause prior to the expiration of the one year vesting period, in which case the 50% vested upon grant is guaranteed. None of the options have been exercised and 1,140,432 remain outstanding as of December 31, 1997 after taking into effect the cancellation of 143,669.

The following is a summary of options and warrants granted:


                                                                    Exercise
                                                                      Price
                                      Options        Warrants       Per Share
                                     ---------      ---------      ----------

Outstanding December 31, 1996                -              -               -
    Options granted                  2,100,866              -      .43 - 1.00
    Warrants granted                         -      1,083,333      .83 - 1.00
    Options exercised                 (826,765)             -      .43 -  .83
    Options expired                   (143,669)             -            1.00
                                     ---------      ---------      ----------

Outstanding December 31, 1997        1,140,432      1,083,333      .83 - 1.00
                                     =========      =========      ==========

The Company has the following stock options and warrants outstanding at December 31, 1997:


                                                           Currently Exercisable
Options        Warrants     Exercise     Expiration        ---------------------
Outstanding  Outstanding    Price           Date            Options     Warrants
---------     ---------      ----       --------------      -------      -------
        -       683,333       .83       September 1999           -       683,333
        -       233,333      1.00        February 2000           -             -
        -       166,667      1.00          August 1998           -       166,666
1,140,432             -      1.00        November 2002     570,216             -
---------     ---------      ----                          -------       -------

1,140,432     1,083,333       .95                          570,216       850,000
=========     =========      ====                          =======       =======

-----------------------------------

-------------------------------------------------------------

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized using the fair value approach for stock options and warrants granted pursuant to employee plans. Had compensation cost for the Company's stock options and warrants been determined based on the fair value at the grant date for awards in 1996 and 1997 consistent with the provisions of SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:


                                                            Years Ended
                                                           December 31,
                                                       -----------------------
                                                          1997         1996
                                                       ----------   ----------
Net loss - as reported                                 (3,687,864)  (3,644,637)
Net loss - pro forma                                   (3,732,145)  (3,644,637)
Loss per share - as reported                                 (.55)        (.54)
Loss per share - pro forma                                   (.56)        (.54)


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: dividend yield and expected volatility of 0%; discount rate of 6.0%; and expected lives of 5 years.

NOTE 13 - COMMITMENTS AND CONTINGENCY
-------------------------------------

Leases
------

The Company leases building space under an operating lease. Total rent expense was $298,136 and $323,541 for the years ended 1997 and 1996, respectively. The lease expired December 31, 1996, and the Company is currently leasing the space on a month-to-month basis. In addition, certain pieces of office equipment are being leased under operating leases. The monthly rent expense for these items is $5,212. Total rent expense for the office equipment was $81,142 and $68,532 for the years ended 1997 and 1996, respectively.

The following is a schedule of operating lease payments for office equipment.

December 31,
------------
   1998                              $ 52,990
   1999                                36,748
   2000                                24,042
                                     --------
                                     $113,780
                                     ========

NOTE 13 - COMMITMENTS AND CONTINGENCY
-------------------------------------

Litigation
----------

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

NOTE 14 - CONTINUED EXISTENCE
-----------------------------

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained substantial operating losses in 1997 contributing to a deficit in stockholders' equity of $836,961 and a working capital deficiency of approximately $1,504,285 at December 31, 1997. Additionally, the Company is experiencing declining sales and a cash flow shortage. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

As discussed in Note 15, the Company completed an initial public offering of 3,500,000 shares of common stock at a price of US$1.00 per share. After deducting fees and expenses, the Company received net proceeds of approximately $2,737,000. Additionally, the Company has established a marketing and sales plan to substantially increase revenues over the revenues recognized in 1996 and 1997. In the fourth quarter of 1997, in connection with cost cutting efforts, the Company eliminated certain engineering and other positions and is pursuing other measures to return the Company to a profitable position. However, there can be no assurances that the planned revenue increase will occur or that the Company will be able to return to a profitable position.

NOTE 15 - SUBSEQUENT EVENT
--------------------------

Effective February 1998, the Company completed an initial public offering of 3,500,000 shares of common stock at a price of $1.00 per share on the Vancouver Stock Exchange. The net proceeds of the offering to the Company, after deducting the underwriters' fee and other expenses of approximately $763,000, were $2,737,000. Approximately $1,200,000 of the proceeds were used to satisfy debt outstanding as of December 31, 1997 with the remainder used for working capital purpose.

In connection with the offering, the Company entered into an agency agreement with an underwriter under which the underwriter received a commission consisting of cash, stock and warrants of the Company. The Company paid all expenses of the underwriter in connection with the IPO. The commission consisted of 7.5% of the offering price per share sold and 70,000 shares of common stock of the Company. As part of the agreement, the underwriter guaranteed to purchase all shares which were unsubscribed on the offering day. In compensation for the guarantee, the underwriter received warrants to purchase up to 400,000 shares of the Company's stock at the IPO price. The warrants expire one year from their issue date.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

   On March 16, 1998, the Company engaged the accounting firm of Ehrhardt Keefe Steiner & Hottman P.C. ("EKSH") as its principal independent accountants to audit the Company's financial statements for its fiscal year ending December 31, 1997. The appointment of new independent accountants was approved by the Audit Committee and Board of Directors of the Company. The Company dismissed its former independent accountants, Deloitte & Touche LLP, effective with the appointment of EKSH.

   Prior to the appointment of EKSH, management of the Company had not consulted with EKSH.

   During the two most recent fiscal years ended December 31, 1997 and 1996, and the interim period subsequent to December 31, 1997, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

   Deloitte & Touche LLP's reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in their report dated May 1, 1997 (December 19, 1997 with respect to certain notes to the financial statements) regarding substantial doubt about the Registrants ability to continue as a going concern contained in the financial statements for the year ended December 31, 1996.


                             SHAREHOLDER PROPOSALS

   Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the 1999 Annual Meeting of shareholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on December 16, 1998. In connection with shareholder proposals that are not presented for inclusion in the proxy materials, proxies solicited in connection with the 1999 annual meeting may confer discretionary voting authority on Company management with respect to certain types of shareholder proposals unless the proposing shareholder notifies the Company at least 45 days prior to the date of mailing the prior year's proxy that such proposal will be made at the meeting. The deadline for such notices in connection with the Company's 1999 annual meeting of shareholders is March 1, 1999.


                                 OTHER MATTERS

   The Company's independent public accountants for the fiscal years 1997 and 1998 are Ehrhardt Keefe Steiner & Hottman P.C. Representatives of such firm are expected to be present at the special meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   All information relating to any beneficial owner of more than five percent (5%) of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

   THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO THOMAS RADIGAN, CHIEF FINANCIAL OFFICER, 35 RESEARCH DRIVE, ANN ARBOR, MICHIGAN 48103. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.

                                                                       EXHIBIT A

                          CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION

                       SYMPLEX COMMUNICATIONS CORPORATION


     SYMPLEX COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "CORPORATION") DOES HEREBY CERTIFY:

     FIRST:    That the amendments to the Certificate of Incorporation of the
Corporation set forth in the following resolutions, adopted by the Corporation's Board of Directors and stockholders, have been duly declared to be advisable by the Board of Directors of the Corporation and duly proposed by such Board of Directors to the stockholders of the Corporation and have been duly adopted by the written consent of the holders of a majority of all outstanding shares of capital stock of each class entitled to vote thereon as a class, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:

     RESOLVED: that the Certificate of Incorporation of the Corporation be amended by replacing Article IV in its entirety to read as follows:

                                  ARTICLE IV


     A. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "COMMON STOCK" and "PREFERRED STOCK." The total number of shares which the Corporation is authorized to issue is 30,000,000 shares, $.01 par value per share, of which 24,000,000 shares shall be designated as Common Stock and 6,000,000 shares shall be designated as Preferred Stock.
The Board of Directors is authorized to provide for the issuance of Preferred Stock in series, and to establish from time to time the number of shares to be included in such series, and to fix the rights, powers, preferences and privileges, and the qualifications, limitations or restrictions of any series of Preferred Stock, including but not limited to dividend rights, dividend rates, conversion rights, voting rights, and liquidation preferences, and to fix the number of shares constituting any such series. Cumulative voting shall not be allowed in the election of directors.

     B. No holder of any shares of capital stock of the Corporation shall have any preemptive rights to subscribe for or to purchase any shares of any series or class of capital stock of the Corporation, whether now or hereafter authorized.

     C. All of the authorized shares of Common Stock will be of the same class and have equal voting powers and each share shall be entitled to one vote.

     IN WITNESS WHEREOF, said Symplex Communications Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Gary
R. Brock, its President and Thomas Radigan, its Secretary, this ____ day of _______________, 1998.


                                    SYMPLEX COMMUNICATIONS CORPORATION

                                    By:_______________________________
                                       Gary R. Brock, President

                                    By:_______________________________
                                       Thomas Radigan, Secretary

                   SYMPLEX COMMUNICATIONS CORPORATION PROXY

              SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL
              MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 2, 1998

The undersigned hereby constitutes, appoints, and authorizes Gary Brock and Thomas Radigan, and each of them, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the $0.01 par value Common Stock of Symplex Communications Corporation, a Delaware corporation, at a Special Meeting of the Shareholders to be held December 2, 1998, at The Holiday Inn, 3600 Plymouth Road, Ann Arbor, Michigan, at 10:00 a.m. E.S.T., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Special Meeting dated November 3, 1998, receipt of which is hereby acknowledged.

1. A proposal to amend the Company's Certificate of Incorporation to (i) increase the Company's authorized capital from 20,000,000 shares to 30,000,000 shares; (ii) as part of such increase in total authorized capital, increase the number of authorized shares of Common Stock from 20,000,000 to 24,000,000; and (iii) authorize a class of 6,000,000 shares of preferred stock.


                   [_] FOR     [_] AGAINST    [_]ABSTAIN


2. The Proxy is authorized to vote upon any other business as may properly come before the Special Meeting or any adjournments thereof.

--------------------------------------------------------

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER(S).   IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED: ________________________,  1998


--------------------------------------------
   Signature(s) of Shareholder(s)

--------------------------------------------
   Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYMPLEX COMMUNICATIONS CORPORATION. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.

      THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON
                          IF YOU ATTEND THE MEETING.